Securities and Exchange Commission                March 15, 1994
OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

  Re: 1994 Proxy Statement


Ladies and Gentlemen:

     On behalf of Cypress Semiconductor Corporation, a Delaware corporation, attached is the proxy statement for the 1994 Anuual
Meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934.

     Please acknowledge receipt of this document by stamping the duplicate copy of this letter with the date of filing and return it to me in the stamped emvelope provided. If you have any questions, please contact me at (408) 943-2975.



CYPRESS SEMICONDUCTOR CORPORATION

Stuart Inouye
- -------------------------------
Stuart Inouye
General Accounting Manager

                 SCHEDULE 14A INFORMATION
                 ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


Cypress Semiconductor Corporation
- -------------------------------------------------
(Name of Registrant as specified in its charter)

Cypress Semiconductor Corporation
- -------------------------------------------------
(Name of person(s) filing proxy statement)


Payment of Filing Fee (Check the appropriate box):

[X}  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
       14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

(1)  Title of each class of securities
       to which transaction applies:     --------------------

(2)  Aggregate number of secutities to which transaction applies:

     -----------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -----------------------------------

(4)  Proposed maximum aggregate value of transaction:

     -----------------------------------

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amnount Previously Paid:

     -----------------------------------

(2)  Form, Schedule or Registration Statement No.:

     -----------------------------------

(3)  Filing Party:

     -----------------------------------

(4)  Date Filed:

     -----------------------------------

                                                  March 15,  1994



Dear Stockholders,

     You are cordially invited to attend the Cypress
Semiconductor Corporation Annual Meeting of Stockholders to be held on Friday, April 22, 1994 at 10:00 a.m., local time, at the Company's offices located at 4001 North First Street, San Jose,
California 95134.

     At the Annual Meeting, in addition to electing five directors and approving the appointment of Price Waterhouse as the Company's independent accountants, you will be asked to approve a proposal relating to the Company's stock option plans which management believes to be in the best interests of the Company and its stockholders.

     The Company proposes to combine its two existing stock option plans into a single 1994 Stock Option Plan, which will incorporate the basic features of the 1985 Incentive Stock Option Plan and the 1988 Directors' Stock Option Plan. The new plan will reduce the need for periodic plan amendments to increase the amount of reserved stock under its stock option plans as the Company grows since the plan provides for automatic annual increases in the number of shares reserved and available for issuance pursuant to nonstatutory stock options in an amount equal to 4.5% of the Company's outstanding stock. We believe that this evergreen feature will provide to the Company and its stockholders a consistent and predictable measure of employee equity participation in line with comparable businesses with which Cypress competes to attract and retain highly skilled employees. If approved, the 1994 Stock Option Plan will have 3,000,000 shares initially reserved for issuance in addition to the 455,791 shares previously authorized but unissued under the two prior option plans, which will be terminated upon stockholder approval of the 1994 Stock Option Plan. The initial 3,000,000-share pool will serve to fund the plan prior to its first evergreen increase in January 1995 and will also provide a reserve for future incentive stock option grants, since the shares added each year will only be available for nonstatutory options.

     We believe that equity participation motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. New employee stock option grants, together with stock purchases through payroll deductions under the Company's Employee Qualified Stock Purchase Plan, have resulted in broad-based employee equity ownership at Cypress, linking compensation to the Company's performance. When the Company performs well, the employees are rewarded along with the other stockholders.

     We hope you will be able to attend the Annual Meeting on April 22nd for a report on the status of the Company's business and performance during 1993. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.


       Very truly yours,

       T.J. Rodgers
       -------------------------------
       T.J. Rodgers, President and CEO

              CYPRESS SEMICONDUCTOR CORPORATION

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      April 22, 1994

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Cypress Semiconductor Corporation (the
"Company"), a Delaware corporation, will be held on Friday, April
22, 1994 at 10:00 a.m., local time, at its offices located at 4001 North First Street, San Jose, California 95134, for the following purposes:

       1. To elect directors to serve for the ensuing year and until their successors are elected.

       2. To ratify the adoption of the Company's 1994 Stock Option Plan and concurrent termination of the 1985 Incentive Stock Option Plan and 1988 Directors' Stock Option Plan (the "Terminated Plans") and the reservation of 3,000,000 additional shares (beyond those previously authorized but unissued under the Terminated Plans) of the Company's Common Stock for issuance thereunder.

       3.  To ratify the appointment of Price Waterhouse as

           independent accountants of the Company for the fiscal year ending January 1, 1995.

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on February 25, 1994 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

                                    FOR THE BOARD OF DIRECTORS

                                    Emmanuel Hernandez
                                    -----------------------------
                                    Emmanuel Hernandez, Secretary

San Jose, California
March 15, 1994

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

               CYPRESS SEMICONDUCTOR CORPORATION
       PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Cypress Semiconductor Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders ("Annual Meeting") to be held Friday, April 22, 1994 at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 4001 North First Street, San Jose, California 95134.

     The Company's principal executive offices are located at 3901 North First Street, San Jose, California 95134. The telephone number at that address is (408) 943-2600.

     These proxy solicitation materials were mailed on or about
March 15, 1994 to all stockholders entitled to vote at the Annual
Meeting.


        INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on February
25, 1994 are entitled to notice of, and to vote at, the Annual
Meeting.  At the record date, 37,065,099 shares of the Common
Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters each share has one vote.

     The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

     The cost of this solicitation will be borne by the Company. The Company has retained the services of CIC Express Service, Inc. to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $6,000, plus out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1995 Annual Meeting must be received by the Company no later than November 15, 1994 in order to be included in the proxy statement and form of proxy relating to that meeting.

             PROPOSAL ONE - ELECTION OF DIRECTORS

NOMINEES

     A Board of five directors is to be elected at the meeting. The size of the Board of Directors was reduced from six to five prior to the Annual Meeting since director L. John Doerr is not standing for reelection. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain information regarding each nominee is set forth below.


NAME OF NOMINEE     AGE     PRINCIPAL OCCUPATION        SINCE
- -----------------  ------   -------------------------   ------
T.J. Rodgers         46     President and Chief          1982
                            Executive Officer of
                            the Company

Pierre R. Lamond     63     General Partner, Sequoia     1983
                            Partners

Fred B. Bialek       60     Business Consultant          1991

Eric A. Benhamou     38     President and Chief          1993
                            Executive Officer of
                            3COM Corporation

John C. Lewis        58     Chairman of the Board        1993
                            of Amdahl Corporation

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among directors or executive officers of the Company.

     T.J. Rodgers is a co-founder of the Company and has been its President and Chief Executive Officer since 1982. Mr. Rodgers serves as a director of Vitesse Semiconductor Corporation.

     Pierre R. Lamond has been a general partner of Sequoia Partners, which manages several venture capital funds, including Sequoia Capital IV, Sequoia Capital V and Sequoia Capital Growth Fund, since 1981. Mr. Lamond serves as a director of Vitesse Semiconductor Corporation and Shaman Pharmaceuticals Corporation.

     Fred B. Bialek has been an independent business consultant since November 1986, during which time he has been active in the negotiation and execution of merger and acquisition transactions for semiconductor and other technology companies. Mr. Bialek has acted as a consultant to Cypress in certain of its acquisitions, including Cypress Semiconductor (Minnesota) Inc. ("CMI"), the Company's third wafer fabrication facility. Mr. Bialek, who was a founder of National Semiconductor Corporation, has over 30 years operating experience in semiconductor and related technology industries.

     Eric A. Benhamou was Vice President and General Manager of 3COM Corporation ("3COM"), a data Networking company, from September 1987 to April 1990. From April 1990 to September 1990, he was Chief Operating Officer of 3COM. In April 1990, he was promoted to President and Chief Executive Officer of 3COM, a position in which he has served since then. Mr. Benhamou is a director of 3COM.

     John C. Lewis has been Chairman of the Board of Amdahl Corporation, a computer manufacturer, since 1987. He was President of Amdahl from 1977 until 1987, and Chief Executive Officer of Amdahl from 1983 until 1992. Mr. Lewis is also a director of SynOptics Communications, Inc. and Vitesse Semiconductor Corporation.


BOARD MEETINGS AND COMMITTEES

Pierre R. Lamond serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of five meetings during the fiscal year ended January 3, 1994. No director, since elected, attended fewer than 75% of all such meetings of the Board of Directors and of the committees, if any, upon which such director served.

     During 1993, the Audit Committee consisted of Messrs. Lamond, Doerr and Bialek. During 1994, the committee will consist of Messrs. Lamond and Lewis. The principal functions of the Audit Committee are: (1) to consult with the Company's independent accountants concerning the scope of the audit and to review with them the results of their examination; and (2) to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's control procedures and personnel. The Audit Committee held two meetings in fiscal 1993.

     During 1993, the Compensation Committee consisted of Messrs. Lamond and Doerr. During 1994, the committee will consist of Messrs. Lamond and Benhamou. The Compensation Committee reviews compensation and benefits for the Company's senior executives and grants stock options under the Company's 1985 Incentive Stock Option Plan. If the stockholders approve the proposed adoption of the 1994 Stock Option Plan, the Committee will grant options under such plan. The committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held four meetings during fiscal 1993.


COMPENSATION OF DIRECTORS

     STANDARD ARRANGEMENTS

     Directors who are not employees receive $5,000 each quarter.

     The 1988 Directors' Stock Option Plan (the "Directors' Option Plan") provides for the automatic grant of nonstatutory options to outside directors of the Company. Each outside director is granted an initial option to purchase 40,000 shares of Common Stock (the "Initial Option") and an additional Option to purchase 10,000 shares of Common Stock (a "Subsequent Option") each year thereafter. The Initial Option becomes exercisable over a four-year period in annual installments of 10,000 shares and Subsequent Options become exercisable four years after the date on which they are granted. Consequently, the Directors' Option Plan provides for an on-going vesting program of 10,000 shares per year to outside directors. The exercise price of options granted under the Directors' Option Plan is the fair market value of the Company's Common Stock on the date of grant. Upon approval of the 1994 Stock Option Plan, the Directors' Option Plan will be terminated and the new plan will incorporate the same terms and conditions for option grants to outside directors.

    OTHER ARRANGEMENTS

    The Company has a consulting relationship with one of its directors, Fred B. Bialek. See "Certain Transactions."

                            MANAGEMENT

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 3, 1994 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors,(iii) by the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end and (iv) by all individuals who served as directors or executive officers at fiscal year end as a group:


                                        SHARES BENEFICIALLY OWNED
                                        -------------------------
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS    NUMBER      PERCENT
- --------------------------------------- ------------ ------------
PRINCIPAL  STOCKHOLDERS (1)

Merrill Lynch & Co., Inc.(2)               3,227,400         8.9%
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

The Crabbe Huson Group, Inc.(3)            2,015,500         5.6%
121 S.W. Morrison, Suite 1425
Portland, Oregon 97204

FMR Corp                                   1,883,200         5.2%
82 Devonshire Street
Boston, Massachusetts 02109



                                        SHARES BENEFICIALLY OWNED
                                        -------------------------
DIRECTORS, OFFICERS AND 5% OWNERS          NUMBER      PERCENT
- --------------------------------------  ------------ ------------
DIRECTORS

T.J. Rodgers(4)                              850,234         2.2%
L. John Doerr(5)                             114,889           *
Pierre R. Lamond(6)                          114,268           *
Fred B. Bialek(7)                            147,921           *
Eric A. Benhamou                                  --           *
John C. Lewis                                     --           *


EXECUTIVE OFFICERS AT FISCAL YEAR END

Patrick Verderico(8)                          29,623           *
Tony Alvarez(9)                              116,794           *
Emmanuel Hernandez                                --           *
Andrew Paul(10)                                   --           *
All directors and executive officers at    1,373,729         3.6%
  fiscal year end as a group
  (10 persons)(11)
- -----------------
*   Less than 1%.

 (1) Based on filings pursuant to Section 13(g) of the Securities
     Exchange Act of 1934, as amended.

 (2) Merrill Lynch & Co., Inc. shares voting and dispositive power with respect to 3,200,000 shares with Merrill Lynch
     Group, Inc., Princeton Services, Inc., Merrill Lynch Asset
     Management, L.P. and Merrill Lynch Growth Fund for
     Investment and Retirement.

 (3) Represents 102,200 shares held by the Crabbe Huson
     Special Fund, Inc. as to which the Crabbe Huson Group, Inc. shares voting and dispositive power 105,200 shares held by the Crabbe Huson Asset Allocation Fund, Inc. as to which the Crabbe Huson Group, Inc. shares voting and dispositive power, 63,200 shares held by the Crabbe Huson Equity Fund, Inc as to which the Crabbe Huson Group, Inc. shares voting and dispositive power, and 1,744,900 shares held by 70 investors as to which the Crabbe Huson Group, Inc. shares voting and dispositive power.

 (4) Includes options to purchase 415,416 shares of Common Stock exercisable within 60 days of January 3, 1994.

 (5) Includes options held by Mr. Doerr to purchase 30,000 shares of Common Stock exercisable within 60 days of January 3, 1994.

 (6) Includes 81,268 shares held by Pierre R. and Christine E.
     Lamond as trustees of a living trust and 3,000 shares owned by the David Lamond Trust. Also includes options held by Mr. Lamond to purchase 30,000 shares of Common Stock exercisable within 60 days of January 3, 1994.

 (7) Represents options to purchase 147,291 shares of Common
     Stock exercisable within 60 days of January 3, 1994.

 (8) Mr. Verderico resigned as Vice President, Finance, and Chief
     Financial Officer on January 26, 1994. Represents options to purchase 29,623 shares of Common Stock exercisable within 60 days of January 3, 1994.

 (9) Represents options to purchase 116,794 shares of Common
     Stock exercisable within 60 days of January 3, 1994.

(10) Mr. Paul resigned as President of the Company's Multichip
     Technology, Incorporated subsidiary on January 4, 1994.

(11) Includes options held by officers and directors of the Company to purchase an aggregate of 740,131 shares of Common
     Stock exercisable within 60 days of January 3, 1994.

EXECUTIVE COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers at fiscal year end, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended January 3, 1994:


                   SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                                                     COMPENSATION
                                                    -------------
                                                        AWARDS
                                                    -------------
                          ANNUAL COMPENSATION          OPTIONS/
NAME AND PRINCIPAL    ---------------------------       SARs(#)
     POSITION          YEAR   SALARY(1)  BONUS(2)
- ------------------    ------ ---------- ---------   -------------
T.J. Rodgers           1993   $272,942    $  351         125,000
  President, Chief     1992    258,145        88          85,050
  Executive Officer    1991    258,145     1,827         140,203
  and Director

Patrick Verderico(3)   1993   $241,418    $  351           4,388
  Former Vice          1992     50,769        --         100,000
  President, Finance   1991         --        --              --
  and Chief Financial
  Officer

Tony Alvarez(4)        1993   $191,583    $  351          20,686
  Vice President,      1992    179,185        88          65,199
  Research and         1991    174,853     1,827              --
  Development

Emmanuel Hernandez     1993   $100,514    $  351          40,000
  Current Vice         1992         --        --              --
  President, Finance   1991         --        --              --
  and Adminstration
  and Chief Financial
  Officer

Andrew Paul(5)         1993   $132,020    $  351           4,063
  President,           1992    139,519        88              --
  Multichip Technology 1991    139,545        --              --
  Incorporated


(1)  Compensation is included in the year earned.
(2) Represents cash profit sharing awarded to each employee under the Company's Employee Profit Sharing Plan.
(3)  Mr. Verderico resigned as Vice President, Finance, and
     Chief Financial Officer on January 26, 1994.
(4) During the 1993 fiscal year, Mr. Alvarez received $85,240 upon Cypress's purchase of the minority ownership interest in Multichip Technology, Incorporated.
(5) Mr. Paul resigned as President of the Company's Multichip Technology, Incorporated subsidiary on January 4, 1994. During the 1993 fiscal year, Mr. Paul received $598,822 upon Cypress's purchase of the minority ownership interest in Multichip.

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers at fiscal year end, option grants during the last fiscal year and the potential realizable value of those options, assuming 5% and 10% appreciation, at the end of their term:

              OPTIONS GRANTED IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
                    ---------------------------------------------
                               % OF TOTAL
                                 OPTIONS
                    OPTIONS/    GRANTED TO
                      SARs     EMPLOYEES IN   EXERCISE EXPIRATION
       NAME         GRANTED(1) FISCAL YEAR(2) PRICE(3)   DATE(4)
- ------------------ ----------- -------------- -------- ----------
T.J. Rodgers         125,000       3.86%       $10.125  04/29/03
Patrick Verderico(6)   4,388       0.14%       $10.125  04/29/03
Tony Alvarez          20,686       0.64%       $10.125  04/29/03
Emmanuel Hernandez    40.000       1.24%       $14.375  06/30/03
Andrew Paul(7)         4,063       0.13%       $10.125  04/29/03

                         POTENTIAL REALIZABLE VALUE
                          AT ASSUMED ANNUAL RATES
                         OF STOCK PRICE APPRECIATION
                                OPTION TERM
                         ---------------------------
       NAME                   5%(5)        10%(5)
- ------------------       -------------  ------------
T.J. Rodgers                $795,545     $2,017,080
Patrick Verderico(6)         $27,941        $70,808
Tony Alvarez                $131,719       $333,803
Emmanuel Hernandez          $361,614       $916,402
Andrew Paul(7)               $25,871        $65,563
- --------------------------

(1)  Options granted under the Company's 1985 Incentive Stock
     Option Plan typically have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.

(2) Options to purchase an aggregate of 3,236,270 shares of Common Stock of the Company were granted to employees during the fiscal year ended January 3, 1994.

(3) The exercise price may be paid by check, cash or delivery of shares that are already owned.

(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.

(5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

(6)  Mr. Verderico resigned as Vice President, Finance, and Chief
     Financial Officer on January 26, 1994.

(7)  Mr. Paul resigned as President of the Company's Multichip
     Technology Incorporated subsidiary on January 4, 1994.

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers at fiscal year end, information concerning the value of options held at fiscal year end:

                FISCAL YEAR-END OPTIONS VALUES


                               NUMBER OF UNEXERCISED
                                 OPTIONS AT FY-END:
                          ---------------------------------
      NAME                  EXERCISABLE     UNEXERCISABLE
- -----------------------   ---------------- ----------------
T.J. Rodgers                   393,438          222,426
Patrick Verderico               29,623           74,765
Tony Alvarez                    58,827           58,678
Emmanuel Hernandez                  --           40,000
Andrew Paul                     23,338           30,725




                                 VALUE OF UNEXERCISED
                                 IN-THE-MONEY OPTIONS
                                   AT FY-END ($)(1):
                          ---------------------------------
       NAME                 EXERCISABLE     UNEXERCISABLE
- -----------------------   ---------------- ----------------
T.J. Rodgers                 $2,263,170        $639,929
Patrick Verderico              $136,435        $340,874
Tony Alvarez                   $310,859        $229,293
Emmanuel Hernandez                   --              --
Andrew Paul                    $124,023        $157,190

- -----------------------

(1)  Calculated by determining the difference between the fair market value of the securities underlying the options at January 3, 1994 ($13.50) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors has the responsibility to review compensation and benefits and to grant stock options to the executive officers of the Company.
The Company applies a consistent philosophy to compensation for all employees including its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders. The goals of the Compensation Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

    *   The Company pays competitively.

        The Company is committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other leading companies in the industry.

    *   The Company pays for relative sustained performance.

        Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

    * The Company strives for fairness in the administration of compensation.

        The Company strives to achieve a balance with respect to compensation paid to the executives within the Company and in comparable companies. The Company also believes that the contributions of each member of the executive staff are vital to the success of the Company.

    * The Company believes that employees should understand the performance evaluation and compensation administration process.

        At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The
        CEO gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the extent to which the key objectives have been accomplished, which evaluation affects decisions on merit increases and stock option grants.

     The Company's compensation program, which consists of cash-and equity- based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation and adequately reward its executive officers and other employees. The components are:

     Cash-Based Compensation:

          The Committee sets base salary for officers by reviewing the compensation levels for competitive positions in the market. The Company has a quarterly profit sharing plan under which it distributes to all employees, including executive officers, ten percent of its operating profits before taxes and other adjustments. The Company believes that all employees share the responsibility of achieving profits. Accordingly, it awards an equal portion to all employees regardless of salary or position level. Under the profit-sharing plan, specific Company performance criteria must be met for employees to be eligible for bonuses. For 1993, the Company met these criteria only during the third and fourth quarters.

     Equity-Based Compensation:

          Stock options provide additional incentives to officers to work to maximize stockholder value. The options become exercisable over a defined period of employment with the Company to encourage officers to continue in the employ of the Company. In line with its compensation philosophy, the Company grants stock options to all employees, commensurate with their potential contributions to the Company. Stock options are included as part of the initial employment compensation package, and are also awarded for promotions and pursuant to the annual Evergreen Stock Program, which provides long-term incentives to virtually all employees based on performance and potential contributions.

     T.J. Rodgers has been President and Chief Executive Officer of the Company since its incorporation in 1982. In determining Mr. Rodgers' compensation, the Committee evaluates corporate performance, individual performance, compensation paid to other executive officers of the Company and compensation paid to chief executive officers of comparable companies. Through his equity ownership in the Company, consisting of 434,818 shares of Common Stock and options to purchase 615,864 shares of Common Stock, Mr. Rodgers shares with the other stockholders of the Company a significant stake in the success of the Company's business. In 1993, Mr. Rodgers' annualized salary (including cash bonus) was $273,293.

                            COMPENSATION COMMITTEE OF THE
                            BOARD OF DIRECTORS

                            - Pierre R. Lamond
                            - L. John Doerr

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was or is an officer or employee of the Company. Pierre R. Lamond, Chairman of the Board of the Company, and T.J. Rodgers, President, Chief Executive Officer and a director of the Company, are directors and members of the Compensation Committee of the Board of Directors of Vitesse Semiconductor Corporation ("Vitesse"). Mr. Lamond is also Chairman of the Board of Vitesse. Neither Cypress nor Vitesse treats Chairman of the Board as an officer of the corporation for compensation purposes. Each of Messrs. Lamond and Doerr is a general partner of a venture capital firm which invested in the Company prior to its initial public offering in 1986.

CERTAIN TRANSACTIONS

     In August 1992, the Company guaranteed a loan by Bank of America, NT & SA, to T.J. Rodgers, President and CEO of the Company, in the amount of $810,000, secured by real property, which remained outstanding as of the end of fiscal 1993. In addition, the guarantee was secured by 180,000 shares of Common Stock of the Company held by Mr. Rodgers.

     During fiscal 1993, certain officers and directors of the Company received payments from the sale to the Company of shares of stock in Aspen Semiconductor Corporation, Multichip Technology Incorporated and Ross Technology, Inc. in connection with the Company's acquisition of all outstanding minority interest in those subsidiaries in the following amounts: Fred B. Bialek, $99,316; Andrew Paul, $598,822; Thomas North, $368,869; and Tony Alvarez, $85,240.

     In October 1993, J. Daniel McCranie, Vice President of Marketing and Sales, incurred $210,000 of indebtedness to the Company, which indebtedness bears interest at 4% per annum, is unsecured and is payable on or before October 7, 1996. In the event Mr. McCranie is still employed by the Company on October 7, 1996, the promissory note will be anceled and the indebtedness forgiven.

     In addition, Thomas North, former President of Aspen Semiconductor Corporation, and Roger Ross, former President of Ross Technology, Inc., were indebted to the Company in the amounts of $121,862 and $300,000, respectively, during the prior fiscal year. Mr. North's loan bore interest at 5% per annum, was secured by shares of Aspen Common Stock and was payable August 30, 1993. Mr. Ross' loan bore interest at 6.15% per annum, was secured by shares of Cypress Common Stock and was payable May 31, 1993. Both loans have subsequently been repaid.

     In October 1993, the Company entered into a consulting arrangement (the "Consulting Agreement") with Fred B. Bialek, a member of the Company's Board of Directors. Pursuant to the terms of this Consulting Agreement, as amended in February 1994, Mr. Bialek is paid an annualized fixed retainer of $242,000, payable on the first day of each month. Mr. Bialek's retainer is increased on April 1 of each year by an amount equal to the average percentage salary increase as approved by the Board of Directors for all Company employees. In addition, Mr. Bialek is reimbursed for out-of-pocket business expenses for travel, lodging, phone and administrative support related to his consulting services for the Company on receipt of invoice. As is also provided in the Consulting Agreement, Mr. Bialek has been granted a fully exercisable option to purchase 60,000 shares of the Company's Common Stock and an additional option to purchase 120,000 shares of the Company's Common Stock which vests over approximately two and one-half years. The term of the Consulting Agreement is indefinite, but it is terminable by either the Company or Mr. Bialek 30 days following written notice of such termination. Mr. Bialek was paid approximately $291,167 pursuant to this agreement in the fiscal year ended January 3, 1994. In addition, Mr. Bialek received $99,316 during fiscal 1993 upon sale of shares of Cypress subsidiaries issued in connection with consulting services which he provided, including service on the subsidiaries' boards of directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and 10 stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended January 3, 1994, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with except that Mr. Benhamou's initial filing on Form 3 was made more than 10 days after commencement of service as a director.

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total return for the Company's stock, the Standard &
Poor's 500 Stock Index and the S&P Small Cap Semiconductor Index.

        COMPARISON OF FIVE YEAR CUMULATIVE RETURN


NORMALIZE 1988 TO 100 (94 PROXY):

                         1988   1989   1990   1991   1992   1993
                        ------ ------ ------ ------ ------ ------
CYPRESS                 100.00  90.80 101.15 155.17  82.76 124.14

S & P 500               100.00 127.25 118.90 150.18 156.89 167.95

S & P Semi(Small Cap)   100.00  81.74  74.03 119.97 132.04 181.97



       *  ASSUMES $100 INVESTED ON DECEMBER 31, 1988 IN EACH
          INVESTMENT.  TOTAL RETURN ASSUMES REINVESTMENT OF
          DIVIDENDS.  PAST RESULTS ARE NOT AN INDICATION OF
          FUTURE INVESTMENT RETURNS.


  PROPOSAL TWO - APPROVAL OF ADOPTION OF 1994 STOCK OPTION PLAN

GENERAL

     The 1994 Stock Option Plan was approved in February 1994 by the Board of Directors, subject to stockholder approval at the Annual Meeting. The 1994 Stock Option Plan will replace the Company's 1985 Incentive Stock Option Plan and 1988 Directors' Stock Option Plan (the "Terminated Plans") with respect to future option grants. As of January 3, 1994, an aggregate of 455,791 shares were available for future grant under the Terminated Plans. Upon stockholder approval, the 1994 Stock Option Plan will become effective, the Terminated Plans will be canceled, and the shares available for future grant under the Terminated Plans will become available under the 1994 Stock Option Plan. The proposed authorization of 3,000,000 shares for use under the 1994 Stock Option Plan shall include 30,000 shares added to the 1988 Directors' Stock Option Plan in order to have sufficient shares to cover the initial grant to John C. Lewis under the plan.

     The total number of shares reserved and available for grant under the 1994 Stock Option Plan is the sum of (i) 3,000,000 shares (the "Additional Authorization"), which number will be automatically increased on the first day of each fiscal year during the term of the plan by a number of shares equal to 4.5% of the Issued Shares (as defined below) on the last day of the fiscal year immediately preceding the year in which such adjustment is made, plus (ii) the number of shares available for grant under the Terminated Plans at the date such plans are canceled (the "Terminated Plan Shares"), plus (iii) shares issued or subject to issuance on exercise of options pursuant to the 1994 Stock Option Plan or the Terminated Plans that are forfeited to the Company under award terms and conditions ("Forfeited Shares"). Accordingly, the maximum number of shares that may be issued to participants under the 1994 Stock Option Plan in fiscal 1994 will equal the Additional Authorization plus the Terminated Plan Shares plus the Forfeited Shares. The maximum number of shares that may be issued to participants under the 1994 Stock Option Plan in any subsequent fiscal year will equal the sum of
(i) 4.5% of the Issued Shares (as defined below) determined as of the last day of the immediately preceding fiscal year, plus (ii) any shares available for issuance in the prior fiscal year but not issued (whether by sale or subject to exercise of an option), plus (iii) Forfeited Shares. However, the number of shares reserved and available for issuance pursuant to incentive stock options cannot, without further stockholder approval, exceed the sum of (i) the Additional Authorization, plus (ii) the Terminated Plan Shares, plus (iii) any Forfeited Shares. The number of "Issued Shares" on the last day of a fiscal year includes the outstanding shares at that date, plus any shares reacquired by the Company during the preceding fiscal year.

     The 1994 Stock Option Plan prohibits an employee of the Company from receiving, in any fiscal year of the Company, options to purchase more than 500,000 shares of the Company's
Common Stock pursuant to such plan.


DESCRIPTION OF THE 1994 STOCK OPTION PLAN

     The 1994 Stock Option Plan incorporates the basic features of the Company's two existing stock option plans in a single plan, with a combined pool of shares available for both purposes. The basic terms and conditions of the 1985 Incentive Stock Option Plan and the 1988 Directors' Stock Option Plan are preserved in the successor plan. The 1994 Stock Option Plan includes an additional feature which provides for an annual increase in shares available under the plan for issuance pursuant to nonstatutory stock options equal to 4.5% of the Company's outstanding Common Stock.

     PURPOSE

     The purpose of the 1994 Stock Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and directors of the Company and to promote the success of the Company's business.

     ADMINISTRATION

     The 1994 Stock Option Plan may be administered by the Board of Directors of the Company or by a committee of the Board. All stock option grants are currently being administered by the Compensation Committee of the Board of Directors, except that option grants to outside directors are automatic and do not require administration.

     No member of the Board or committee may vote on any Common Stock grant to himself or take part in any consideration of the 1994 Stock Option Plan as it may apply to himself. Members of the Board of Directors or committee receive no additional compensation for their services in connection with the administration of the 1994 Stock Option Plan. All questions of interpretation of the 1994 Stock Option Plan are determined by the Board of Directors or its committee, and such determinations are final and binding upon all participants.

     ELIGIBILITY

     The 1994 Stock Option Plan permits participation by employees, consultants, officers and directors of the Company or its majority-owned subsidiaries. Incentive Stock Options may be granted only to employees, including officers. Options for outside directors are limited to non-discretionary automatic grant provisions.

     TERMS OF OPTIONS GRANTED TO EMPLOYEES AND CONSULTANTS

     The terms of options granted under the 1994 Stock Option Plan may be determined by the Board of Directors or its committee and are currently being determined by the Compensation Committee of the Board of Directors. Each option is evidenced by a stock option agreement between the Company and the employee or consultant to whom such option is granted and is normally subject to the following additional terms and conditions:

       (a) EXERCISE OF THE OPTION: The Board of Directors or its committee of the Board determines the vesting terms of the options granted to employees and consultants under the 1994 Stock Option Plan. The current form of option agreement for new employees provides that options may be exercised at the rate of 1/4 of the shares granted at the end of the first year after commencement of employment and 1/48 of the shares at the end of each month thereafter, for a four-year vesting period. The Board or its committee may at any time or from time to time accelerate the vesting of any outstanding option. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased, and tendering payment to the Company of the purchase price. The purchase price of the shares purchased upon exercise of any option shall be paid in consideration of such form as is determined by the Board of Directors or its committee, and such form of consideration may vary for each option.

       (b) OPTION PRICE: The price of option grants under the 1994 Stock Option Plan is determined by the Board of Directors of the Company or its committee. In the case of an incentive stock option granted to an employee, the option price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted, with the exception that in the case of an option granted to a stockholder who, immediately prior to such grant, owns stock representing more than 10% of the voting power or value of all classes of stock of the Company, the exercise price must not be less than 110% of such fair market value. In the case of a nonstatutory option granted to any other eligible person, the per share exercise price shall be no less than 85% of fair market value per share on the date of grant.

       (c) TERMINATION OF EMPLOYMENT: If the optionee's status as an employee or consultant terminates for any reason other than death, options under the 1994 Stock Option Plan may be exercised within such period of time after such termination as the Board or its committee may determine, up to 90 days in the case of incentive stock options and up to two years in the case of nonstatutory options, and may be exercised only to the extent the option was exercisable on the date of termination.

       (d) DISABILITY OF OPTIONEE: If an optionee should become totally and permanently disabled while employed by the Company, options may be exercised within six months after termination of employment due to such disability, but only to the extent such option would have been exercisable 12 months after such termination.

       (e) DEATH OF OPTIONEE: If an optionee should die while employed by the Company, options may be exercisable at any time within six months after death, but only to the extent the options would have been exercisable had the optionee continued living and terminate employment 12 months after the date of death. If an optionee should die after termination of employment with the Company, the 1994 Stock Option Plan provides that if death occurs within 30 days after termination of continuous status as an employee or consultant options may be exercised within six months after death to the extent the options were exercisable on the date of termination of employment.

       (f) TERMINATION OF OPTIONS: Options granted under the 1994 Stock Option Plan expire 10 years from the date of grant unless otherwise provided in the option agreement. However, in the case of an option granted to an employee who at the time the option is granted owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary, the term of the option shall not be greater than five years. No option may be exercised by any person after such expiration.

       (g) NON-TRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

       (h) OTHER PROVISIONS: The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1994 Stock Option Plan as may be determined by the Board of Directors or its committee.

     TERMS OF OPTIONS GRANTED TO OUTSIDE DIRECTORS

     The 1994 Stock Option Plan provides for the automatic grant of nonstatutory options to non-employee directors of the Company. Each such director shall be granted an option to purchase 40,000 shares of Common Stock (the "Initial Option") on the later of October 12, 1988 or the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Thereafter, each non-employee director shall be automatically granted an Option to purchase 10,000 Shares (a "Subsequent Option") on a date one year after the date of grant of the Initial Option and on the same date each year thereafter. The Initial Option becomes exercisable in annual installments of 10,000 shares with the first such installment exercisable one year from the outside director's election to the Board. Each Subsequent Option granted under the Directors' Option Plan shall become fully exercisable four years after the date on which it is granted. As a result, as long as shares are available under the Directors' Option Plan, each outside director will vest options to purchase 10,000 shares of Common Stock at its market value on the date of grant at the end of each year of service on the Board.

     Options granted to non-employee directors under the 1994 Stock Option Plan are automatic and do not require any action on the part of the Board of Directors or any committee of the Board. Each such option is evidenced by a stock option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions:

       (a) EXERCISE OF OPTION: The Initial Options become exercisable cumulatively in installments of 10,000 shares per year beginning on the date of each director's election to the Board of Directors. Each Subsequent Option shall become fully exercisable four years after its date of grant. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issue upon exercise of an option may consist of cash, check, exchange of shares of the Company's Common Stock or a combination thereof.

       (b) OPTION PRICE: The option price is determined by the Board of Directors and shall be 100% of the fair market value of the Company's Common Stock on the date of grant. The Board of Directors of the Company determines such fair market value based upon the closing price of the Common Stock on the date the option is granted.

       (c) TERMINATION OF STATUS AS A DIRECTOR: The 1994 Stock option Plan provides that if the optionee ceases to serve as a director of the Company, his option may be exercised within 90 days after the date he ceases to be a director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination.

       (d) DISABILITY: If an optionee is unable to continue his service as a director of the Company as a result of his total and permanent disability, his option may be exercised at any time within 12 months after the date of his termination, but only to the extent he was entitled to exercise it at the date of such termination.

       (e) DEATH: If an optionee should die while serving as a director of the Company, his option may be exercised at any time within six months after death but only to the extent that the option would have been exercisable had the optionee continued living and remained a director of the Company for 12 months after the date of death. If an optionee should die within 30 days after ceasing to serve as a director of the Company, the option may be exercised within six months after death to the extent the option was exercisable on the date of such termination.

       (f) TERMINATION OF OPTIONS: Options granted to outside directors under the 1994 Stock Option Plan have a term of 10 years. No option may be exercised after its expiration.

       (g) NONTRANSFERABILITY OF OPTIONS: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

       (h) OTHER PROVISIONS: The option agreement pursuant to which directors are granted options may contain such other terms, provisions and conditions not inconsistent with the 1994 Stock Option Plan as may be determined by the Board of Directors.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization which results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, appropriate adjustment shall be made with respect to shares and options available under the 1994 Stock Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise stipulated by the Board. In the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the option shall be assumed or an equivalent option shall be substituted unless the Board makes the option fully exercisable prior to the merger; provided, however, that with respect to options granted to directors, if such options are not assumed or as to which an equivalent option is not substituted, (i) those options granted on or after the effective date of this 1994 Stock Option Plan shall become fully vested and exercisable unless the Board determines otherwise, while (ii) those options granted prior to the effective date of this plan shall terminate. If the Board makes an option exercisable upon a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of 30 days from the date of such notice and the option will terminate upon the expiration of such period.

     AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1994 Stock Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule or provision or any other applicable law or regulation. No action by the Board or stockholders may unilaterally alter or impair any rights previously granted under the 1994 Stock Option Plan without the consent of the optionee.


TAX INFORMATION REGARDING STOCK OPTIONS

     Options granted under the 1994 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or "nonstatutory options." Options granted with respect to shares added to the 1994 Stock Option Plan pursuant to the 4.5% annual increase must be nonstatutory options.

     If an option granted under the 1994 Stock Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term, or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

     The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1994 Stock Option Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required to approve the adoption of the 1994 Stock Option Plan. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ADOPTION OF THE 1994 STOCK OPTION PLAN.

         PROPOSAL THREE - RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending January 1, 1995 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Price Waterhouse has audited the Company's financial statements annually since 1982. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     Approval of this proposal requires the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS
VOTING FOR THE APPOINTMENT OF PRICE WATERHOUSE AS THE COMPANY'S
INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1994.


                        OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.



                                    FOR THE BOARD OF DIRECTORS

                                    Emmanuel Hernandez
                                    -----------------------------
                                    Emmanuel Hernandez, Secretary


Dated:  March 15, 1994

On the back cover is a map to Cypress Semiconductor Corporation.

(Front Side of Proxy Card)

                CYPRESS SEMICONDUCTOR CORPORATION

           PROXY FOR 1994 ANNUAL MEETING OF STOCKHOLDERS
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 15, 1994, and hereby appoints T.J. Rodgers and Emmanuel Hernandez, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1994 Annual Meeting of Stockhholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on April 22, 1994 at 10:00 a.m. local time, at its offices located at 4001 North First Street, San Jose, California 95134, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

     A majority of such attorneys or substitutes as shall be presented and shall act at said meeting or any adjourment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

(Backside of Proxy Card)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE COMPANY'S 1994 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1. Election of Directors

   Nominees: T.J. Rodgers; Pierre R. Lamond; Fred B. Bialek;
             Eric A. Benhamou; John C. Lewis

             FOR                WITHHELD
            [   ]                 [   ]

[ ]
    --------------------------------------
    For all nominees except as noted above


2. Proposal to approve and ratify the      FOR   AGAINST  ABSTAIN
   adoption of the Company's 1994          [ ]     [ ]      [ ]
   Stock Option Plan

3. Proposal to ratify the appointment      FOR   AGAINST  ABSTAIN
   of Price Waterhouse as independent      [ ]     [ ]      [ ]
   accountants for the Company for
   Fiscal 1994.

In their discretion, the proxies are authorized to vote upon such other matter which may properly come before the meeting or any adjournment of adjournments thereof.

Mark here for address change and note below  [  ]


Signature:                                 Date:
            ---------------------------           ---------------

Signature:                                 Date:
            ---------------------------           ---------------

(This proxy should be marked, dated, signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. if shares are held by joint tenants or as community property, both should sign.)